UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Deltic Timber Corporation

(Name of Registrant as Specified in its Charter)

 N/A

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

February 12, 2018

TO OUR STOCKHOLDERS:

On January 19, 2018, Deltic Timber Corporation (“we” or “Deltic”) commenced mailing to you a joint proxy statement/prospectus, dated January 18, 2018 (the “joint proxy statement/prospectus”) relating to the special meeting of stockholders of Deltic scheduled to be held at 210 East Elm Street, El Dorado, Arkansas 71730, on February 20, 2018, at 11:00 a.m., local time (the “special meeting”). At the special meeting, Deltic stockholders are being asked to consider and vote upon the following proposals, as more fully described in the joint proxy statement/prospectus: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of October 22, 2017, among Deltic, Potlatch Corporation, a Delaware corporation (referred to as “Potlatch”), and Portland Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of Potlatch (referred to as “Merger Sub”), a copy of which is attached as Annex A to the joint proxy statement/prospectus (the “merger agreement”), pursuant to which Deltic will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger, and each outstanding share of Deltic common stock will be converted into the right to receive 1.80 shares of Potlatch common stock (referred to as the “merger proposal”); (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal (referred to as the “Deltic adjournment proposal”); and (3) a non-binding, advisory proposal to approve the compensation that may be paid or become payable to Deltic’s named executive officers in connection with the completion of the merger (referred to as the “compensation proposal”).

On the terms and subject to the conditions in the merger agreement, and in accordance with the Delaware General Corporation Law, on the closing date, Deltic will merge with and into Merger Sub. At the effective time of the merger, the separate corporate existence of Deltic will cease and Merger Sub will continue as the surviving entity in the merger. Upon the completion of the merger, the Deltic common stock currently listed on the NYSE will cease to be quoted on the NYSE and will subsequently be deregistered under the Securities Exchange Act of 1934. Following the completion of the merger, Potlatch will be known as PotlatchDeltic and its common stock will continue to trade under the symbol “PCH” on the Nasdaq Global Select Market.

To better understand the merger agreement, you should carefully read the definitive additional materials on Schedule 14A, including Exhibit A hereto, and the joint proxy statement/prospectus and its annexes, as well as those documents incorporated by reference into the joint proxy statement/prospectus and any additional documents to which we refer you.

The joint proxy statement/prospectus is amended and supplemented by, and should be read as part of and in conjunction with, the information set forth in this Schedule 14A. Capitalized terms used in this Schedule 14A but not otherwise defined herein have the meanings ascribed to those terms in the joint proxy statement/prospectus. Nothing in this Schedule 14A shall be deemed admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

As discussed in the joint proxy statement/prospectus, the Deltic board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of Deltic and its stockholders and unanimously recommends that Deltic stockholders vote “FOR” each of the merger proposal, the Deltic adjournment proposal and the compensation proposal.

Sincerely,

Jim F. Andrews, Jr.
Vice President, General Counsel & Secretary

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving Potlatch and Deltic. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed merger, Potlatch and Deltic have filed relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement filed by Potlatch on Form S-4 (Reg. No. 333-221942), which the SEC has declared effective, that includes a joint proxy statement of Potlatch and Deltic and also constitutes a prospectus of Potlatch, which was first mailed to Potlatch and Deltic stockholders on January 19, 2018. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF POTLATCH AND DELTIC ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The joint proxy statement/prospectus, as well as other filings containing information about Potlatch and Deltic are available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Potlatch’s website at http://www.Potlatchcorp.com under the Investor Resources tab (in the case of documents filed by Potlatch) and on Deltic’s website at https://www.Deltic.com under the Investor Relations tab (in the case of documents filed by Deltic).

Potlatch and Deltic, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Deltic and Potlatch in respect of the proposed merger transaction. Certain information about the directors and executive officers of Potlatch is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 17, 2017, its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on October 24, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 3, 2017 and its Current Reports on Form 8-K, which were filed on May 1, 2017,

May 4, 2017, October 23, 2017 and December 7, 2017. Certain Information about the directors and executive officers of Deltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 7, 2017, its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 2, 2017, its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 20, 2017, its supplement to the proxy statement for its 2017 annual meeting of the stockholders, which was filed with the SEC on March 30, 2017 and its Current Reports on Form 8-K, which were filed with the SEC on February 27, 2017, March 8, 2017, May 2, 2017, September 1, 2017, September 5, 2017, October 23, 2017, November 11, 2017 and December 21, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are included in the joint proxy statement/prospectus.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about Potlatch and Deltic that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Potlatch and Deltic, the proposed impact of the merger on Potlatch’s financial results, the estimated distribution of Deltic’s accumulated earnings and profits, and the integration of Deltic’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Potlatch and Deltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of stockholder approvals; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Deltic’s operations with those of Potlatch will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); dilution caused by Potlatch’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on transaction related issues; the estimation of Deltic’s accumulated earnings and profits is preliminary and may change with further due diligence; general competitive, economic, political and market conditions and fluctuations, including changes in interest rates, credit availability, adverse weather, cost and availability of materials used to manufacture products, natural gas pricing and volumes produced; changes in the regulatory environment; the cyclical nature of the industry in which the parties operate; and the other factors described in Potlatch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in Deltic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its most recent Quarterly Reports on Form 10-Q filed with the SEC. Potlatch and Deltic assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

EXHIBIT A

Supplement to Joint Proxy Statement/Prospectus

This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which we urge you to read in its entirety. As noted above, nothing in this Schedule 14A shall be deemed admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. Capitalized terms used but not defined herein have the meanings set forth in the joint proxy statement/prospectus. The additional disclosures are as follows:

1)	Background of the Merger

Reference is made to the section of the joint proxy statement/prospectus entitled “Background of the Merger” beginning on page 50 of the joint proxy statement/prospectus.

On page 52 of the joint proxy statement/prospectus, the following is added as a new paragraph after the last full paragraph on page 52:

On March 17, 2017, Goldman Sachs provided Deltic with a letter disclosing certain relationships between Goldman Sachs and each of Deltic and Potlatch, which confirmed, among other things, that none of Goldman Sachs’ Investment Banking Division, funds in which Goldman Sachs’ Investment Banking Division had a direct investment, nor funds managed by Goldman Sachs’ Merchant Banking Division has held a direct equity investment in Deltic, Potlatch or any subsidiary of Deltic or Potlatch.

On page 57 of the joint proxy statement/prospectus, the paragraph which begins “Between August 25, 2017 and August 28, 2017” is supplemented by the addition of the following sentence at the end of the paragraph:

None of the parties that executed non-disclosure agreements with Deltic are precluded from submitting superior proposals to Deltic for an acquisition of Deltic.

2)	Deltic’s Reasons for the Merger; Recommendation of the Deltic Board

Reference is made to the section of the joint proxy statement/prospectus entitled “Deltic’s Reasons for the Merger; Recommendation of the Deltic Board” beginning on page 65 of the joint proxy statement/prospectus.

On page 67 of the joint proxy statement/prospectus, immediately following the bullet which begins “Deltic’s right to engage in negotiations with” the joint proxy statement/prospectus is supplemented by the addition of the following bulleted item as follows:

•	the fact that none of the other parties that executed non-disclosure agreements with Deltic are precluded from submitting superior proposals to Deltic for an acquisition of Deltic;

3)	Opinion of Deltic’s Financial Advisor

Reference is made to the section of the joint proxy statement/prospectus entitled “Opinion of Deltic’s Financial Advisor” beginning on page 81 of the joint proxy statement/prospectus.

On page 84 of the joint proxy statement/prospectus, clause (i) of the second sentence of the paragraph beginning with “Deltic Illustrative Discounted Cash Flow Analysis” is amended to read as follows:

(i) estimates of unlevered free cash flow for Deltic, which is (A) the sum of earnings before interest and taxes, depreciation, depletion (cost of fee timber harvested) and amortization, and real estate costs recovered upon sale (referred to as “Adjusted EBITDDA”) less (B) the sum of depreciation, depletion, amortization, and real estate costs recovered upon sale, plus (C) pension and other post-employment benefits expenses (including the interest cost and return on plan assets but excluding service cost), less (D) estimated taxes at a rate of 35% for calendar years 2017 through 2021, plus (E) the sum of depreciation, depletion, amortization, and real estate costs recovered upon sale, and less (F) capital expenditures and increases in net working capital, for the fourth quarter of 2017 and years 2018 through 2021 and

On page 91 of the joint proxy statement/prospectus, the penultimate sentence of the fourth full paragraph is deleted and replaced with the following:

During the two-year period ended October 22, 2017, Goldman Sachs received approximately $500,000 from Deltic as compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Deltic and/or its affiliates. During the two-year period ended October 22, 2017, although Goldman Sachs provided certain financial and/or underwriting services to Potlatch and/or its affiliates from time to time, Goldman Sachs received no fees or compensation for such work.

On page 91 of the joint proxy statement/prospectus, the last paragraph of the section of the joint proxy statement/prospectus entitled “Opinion of Deltic’s Financial Advisor” is supplemented by the addition of the text highlighted in bold below so that such paragraph now reads as follows:

The Deltic board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated March 21, 2017, Deltic engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between Deltic and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $15 million all of which is contingent upon consummation of the transaction; provided, that Deltic may determine to increase such transaction fee by up to $2 million at its sole and absolute discretion. Deltic has informed Goldman Sachs that Deltic has determined not to pay the discretionary fee. In addition, Deltic has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.